As filed with the Securities and Exchange Commission on March 29, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NETLOJIX COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	87-0378021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Bath Street	93101
Santa Barbara, California	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(805) 884-6300

1998 Stock Incentive Plan of
NetLojix Communications, Inc.
(Full title of the Plan)

James P. Pisani, President and Secretary
501 Bath Street
Santa Barbara, California 93101
(805) 884-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Thomas N. Harding, Esq.
Seed Mackall LLP
1332 Anacapa Street
Suite 200
Santa Barbara, California 93101
(805) 963-0669

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee

Common Stock, par value $.01 per share	1,500,000 Shares	$0.16	$240,000	$23

(1)           This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of NetLojix Communications, Inc.

(2)         Pursuant to General Instruction E to Form S-8, this Registration Statement covers the registration of 1,500,000 shares of Common Stock in addition to shares previously registered under the Registration Statement on Form S-8 (Registration No. 333-64769) of NetLojix Communications, Inc. (formerly known as AvTel Communications, Inc.)

(3)           Calculated solely for the purposes of this offering under Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of NetLojix Communications, Inc. on March 25, 2002.

As permitted by Rule 429 under the Securities Act of 1933, as amended, the prospectus related to this Registration Statement also covers securities registered under that certain Registration Statement on Form S-8 (Registration No. 333-64769).

Part II

INFORMATION REQUIRED IN
  THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 is being filed to register 1,500,000 additional shares of Common Stock, par value $.01 per share (the "Common Stock"), of NetLojix Communications, Inc., formerly known as AvTel Communications, Inc. (the "Registrant") which have been reserved for issuance under the 1998 Stock Incentive Plan of NetLojix Communications, Inc. (the "Plan"). A total of 1,500,000 shares of the Common Stock reserved under the Plan have previously been registered on a Registration Statement on Form S-8 (Registration No. 333-64769 filed on September 30, 1998 (the "Prior Registration Statement"). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference herein, and the opinions and consents listed at Item 8 below are annexed hereto.

Item 8.  Exhibits.

4.1                   1998 Stock Incentive Plan of NetLojix Communications, Inc., as amended.  (Incorporated by reference to Exhibit 10.4 to Registrant's Annual Report on Form 10-K for the year ended
                         December 31, 1999, File No. 0-27580).

5                      Opinion of Seed Mackall LLP.

23.1                 Consent of Farber & Hass LLP, Independent Auditors.

23.2                 Consent of Ernst & Young LLP, Independent Auditors.

23.3                 Consent of KPMG LLP, Independent Auditors.

23.4                 Consent of Seed Mackall LLP (included in Exhibit 5).

24                     Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on March 28, 2002.

NETLOJIX COMMUNICATIONS, INC.

By: /s/ANTHONY E. PAPA
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of NetLojix Communications, Inc., hereby constitutes and appoints Anthony E. Papa and James P. Pisani, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or nominee, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on March 28, 2002, by the following persons in the capacities indicated.

Signature	Title
/s/ ANTHONY E. PAPA Anthony E. Papa	Chairman of the Board and Chief Executive Office (Principal Executive Officer)
/s/ JAMES P. PISANI James P. Pisani	President, Chief Operating Officer and Director
/s/ GREGORY J. WILSON Gregory J. Wilson	Treasurer and Controller (Principal Financial Officer and Principal Accounting Officer)

/s/ JEFFREY J. JENSEN Jeffrey J. Jensen	Director
/s/ ANTHONY D. MARTIN Anthony D. Martin	Director

INDEX TO EXHIBITS

Exhibit
Number            Description of Document

4.1                  1998 Stock Incentive Plan of NetLojix Communications, Inc., as amended.  (Incorporated  by reference to Exhibit 10.4 to Registrant's Annual Report on Form 10-K for the year ended
                        December 31, 1999, File No. 0-27580).

5                      Opinion of Seed Mackall LLP.

23.1                 Consent of Farber & Hass LLP, Independent Auditors.

23.2                 Consent of Ernst & Young LLP, Independent Auditors.

23.3                 Consent of KPMG LLP, Independent Auditors.

23.4                 Consent of Seed Mackall LLP (included in Exhibit 5).

24                    Power of Attorney (included on signature page)